Exhibit 99.2

Designated Filer:                                               Stratford Capital Partners, L.P.

Issuer & Ticker Symbol:                                   Teletouch Communications, Inc. (TLLE.OB)

Date of Event Requiring Statement:               August 18, 2011

Joint Filer Information

Joint Filers:

1. Name:                                 Stratford Capital GP Associates, L.P., the general partner of Stratford Capital Partners, L.P.

Address:                                200 Crescent Court
                                                Suite 1600
                                                Dallas, TX 75201

2. Name:                                 Stratford Capital Corporation, the general partner of Stratford Capital GP Associates, L.P.

Address:                                200 Crescent Court
                                                Suite 1600
                                                Dallas, TX 75201

3. Name:                                 John R. Muse, the sole director of Stratford Capital Corporation

Address:                                200 Crescent Court
                                                Suite 1600
                                                Dallas, TX 75201